                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                     NAME OF SUBSIDIARY                       JURISDICTION OF INCORPORATION
                     ------------------                       -----------------------------
VISX Partner, Inc...........................................  Delaware
VISX JAPAN K.K..............................................  Japan